SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 7, 2008 (December 31, 2007)

Tri-S Security Corporation

(Exact name of registrant as specified in its charter)

Georgia	0-51148	30-0016962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Royal Center One, 11675 Great Oaks Way, Suite 120, Alpharetta, Georgia 30022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (678) 808-1540

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 31, 2007, Tri-S Security Corporation (the “Company”) and its subsidiaries (collectively, “Borrower”) entered into an Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) with LSQ Funding Group, L.C. (“LSQ”) and BRE LLC (together, “Lender”), which amends and restates the Credit Agreement between Borrower and Lender dated as of October 19, 2005, as amended from time to time (the “Original Credit Agreement”). The Amended and Restated Credit Agreement amends and restates the Original Credit Agreement to provide Borrower with a revolving, asset-based lending facility with up to $25.0 million of borrowing availability, replacing Borrower’s pre-existing factoring facility with up to $12.0 million of borrowing availability under the Original Credit Agreement. In connection with entering into the Amended and Restated Credit Agreement, Borrower also entered into (i) a Loan and Security Agreement with LSQ (the “Loan and Security Agreement”) and (ii) a Supplemental Agreement to Amended and Restated Credit Agreement with Lender (the “Credit Agreement Supplement”).

The Amended and Restated Credit Agreement continues to provide for the $2,500,000 term loan to Borrower (the “Term Loan”) contemplated by the Original Credit Agreement. Under the Amended and Restated Credit Agreement, interest on the Term Loan accrues at a rate equal to the prime rate, as published by the Wall Street Journal from time to time (the “Prime Rate”), plus 4.50% (the “Non-Default Rate”), but at no time shall the interest rate be less than 11.25% per annum. If an event of default under the Amended and Restated Credit Agreement occurs, then interest accrues on the Term Loan at a rate equal to the Non-Default Rate plus 5% and certain other default fees specified in the Amended and Restated Credit Agreement would become due and payable.

Pursuant to the Loan and Security Agreement, at Borrower’s request, LSQ shall make advances (“Advances”) to Borrower not to exceed $25,000,000 and subject to a borrowing base, which base includes 90% of accounts receivable, including unbilled accounts receivable through March 31, 2008 and at any time thereafter that the Term Loan has been repaid in full. Prior to repayment of the Term Loan, interest accrues on Advances made on the basis of (i) billed accounts receivable at a rate equal to the Prime Rate plus 1% and (ii) unbilled accounts receivable at a rate equal to the Prime Rate plus 4.5%. In addition, until the Term Loan is paid in full, Borrower must pay LSQ a fee of ..7% of the face amount of billed accounts receivable. Following repayment of the Term Loan, interest accrues on all Advances at a rate equal to the Prime Rate plus 4.5%. Upon the occurrence of an event of default under the Loan and Security Agreement, interest is payable on all Advances at a rate equal to the Prime Rate plus 9.5%.

Under the Credit Agreement Supplement, anytime the Term Loan is outstanding and so long as unbilled accounts receivable are included in the borrowing base for purposes of making Advances, Borrower must pay a monthly fee to Lender equal to 2.25% of the highest daily overadvance amount, which is the highest daily amount in any given month calculated as follows: the outstanding Term Loan, plus all outstanding Advances less the borrowing base.

All of Borrower’s obligations under the Amended and Restated Credit Agreement and the Loan and Security Agreement are secured by a first priority security interest in all of Borrower’s assets and a pledge of all of the equity interests in the Company’s subsidiaries.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired. None.

(b)	Pro Forma Financial Information. None.

(c)	Shell Company Transactions. None.

(d)	Exhibits.

99.1	Amended and Restated Credit Agreement, dated as of December 31, 2007, among Tri-S Security Corporation, its subsidiaries, LSQ Funding Group, L.C. and BRE LLC.

99.2	Loan and Security Agreement, dated as of December 31, 2007, among Tri-S Security Corporation, its subsidiaries and LSQ Funding Group, L.C.

99.3	Supplemental Agreement to Amended and Restated Credit Agreement, dated as of December 31, 2007, among Tri-S Security Corporation, its subsidiaries, LSQ Funding Group, L.C. and BRE LLC.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment to be signed on its behalf by the undersigned thereunto duly authorized.

TRI-S SECURITY CORPORATION

By:	/s/ Ronald G. Farrell
Ronald G. Farrell, Chief Executive Officer

Dated: January 7, 2008

EXHIBIT INDEX

99.1	Amended and Restated Credit Agreement, dated as of December 31, 2007, among Tri-S Security Corporation, its subsidiaries, LSQ Funding Group, L.C. and BRE LLC.

99.2	Loan and Security Agreement, dated as of December 31, 2007, among Tri-S Security Corporation, its subsidiaries and LSQ Funding Group, L.C.

99.3	Supplemental Agreement to Amended and Restated Credit Agreement, dated as of December 31, 2007, among Tri-S Security Corporation, its subsidiaries, LSQ Funding Group, L.C. and BRE LLC.